SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: September 14, 2004
(Date of earliest event reported)

Bionutrics, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

2415 E. Camelback Road, Suite 700, Phoenix, Arizona 85016
(Address of principal executive offices)

(602) 508-0112
 (Registrant’s Telephone Number Including Area Code)

Item 8.01. Other Events

     Bionutrics, Inc., a Nevada corporation (“Bionutrics”, the “Company” or the “Registrant”) has not filed any periodic reports since it filed its quarterly report on Form 10-Q for the quarter ended July 31, 2002. The reasons for this delay include a lack of financial resources and the resignation of the Company’s independent auditors, Deloitte & Touche LLP, on October 29, 2002. On July 26, 2004, as disclosed in the Company’s Current Report on Form 8-K filed on August 11, 2004, the Company engaged Miller, Ellin & Company, LLP as its independent auditors. In consultation with the Securities and Exchange Commission, the Company is seeking to become current in its reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) however, no assurance can be given that it will be successful in doing so. While the Company seeks to become current in its reporting requirements under the Exchange Act, its board of directors has approved the filing of this report to provide information regarding the Company and its recent operations.

     The Registrant is a pharmaceutical company developing and commercializing proprietary and brandable drug and/or functional nutrition products. Its principal executive offices are located at 2415 E. Camelback Road, Suite 700, Phoenix, Arizona 85016. Applications of the Company’s technology development program have been primarily directed to inflammation and related lipid disorders. We have recently entered into a licensing agreement with Nostrum Pharmaceuticals, Inc., a privately owned pharmaceutical development company (“Nostrum”), wherein we have licensed certain exclusive worldwide rights to current and future technology and drug candidates. These licensed products, based on proprietary formulation technology, represent improved versions of branded pharmaceutical products currently being marketed by other companies and are not necessarily limited to inflammation or lipid disorders. Nostrum has a platform of proprietary technologies that we believe will provide us with a specialized delivery foundation for use in its product formulation.

CAPITALIZATION

     As of August 31, 2004, the authorized and outstanding capital of the Company consists of: (i) 45,000,000 shares of common stock (“Common Stock”), par value $.001, of which 15,802,600 shares are issued and outstanding as of August 31, 2004 and (ii) 5,000,000 shares of preferred stock (“Preferred Stock”), par value $.001, 591,685 shares of which are designated as Series A Convertible Preferred Stock and are issued and outstanding, and are presently convertible into 118,370 of Common Stock at the election of the Company or shareholder. Further authorized, but unissued shares of Preferred Stock may be issued from time to time in one or more series and the Board of Directors is authorized to fix the rights and terms relating to dividends, conversion, voting, redemption, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each such series; and the Company has also issued warrants, options and convertible loans convertible and/or exercisable for up to 986,500 shares of Common Stock.

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     The United States pharmaceutical market in 2003 was reportedly $170 billion in size. Prescriptions written for branded proprietary drugs are about equal in number to generic drugs, but the value ratio of branded and patented versus generic is 85/15, that is, revenue generated from branded prescription drugs is $85 versus $15 for generics. We believe traditional, brandable and patented drugs involve high development costs, high regulatory risk and a prolonged approval process, but due to the fact that their patent protection restricts competition, they garner high margins in distribution. Generic drugs, on the other hand, generally have relatively low development costs, low regulatory risk and a short approval process, but since generics are generally subject to intense competition, these drugs are typically sold as low-margin commodities.

     Positioned between patented drugs and generics, are drugs referred to as “505(b)(2)” applications. Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (the “FDCA”) was established by the Hatch-Waxman Amendments of 1984 to allow sponsors to obtain approval of new drug applications (“NDAs”) based upon “full reports of investigations” establishing a drug’s safety and efficacy where such investigations “were not conducted by or for the [505(b)(2)] applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted” (21 U.S.C. 355(b)(2)).

     The FDCA permits the approval of certain products under a modified version of the original, traditional NDA. The complexity, development costs and approval processes for these drugs is generally in between that of the full, traditional NDA and generics. We believe that with the 505(b)(2) application process, novel compositions or uses of known “off-patent” pharmaceutical entities novelly formulated, have a relatively low development cost, low regulatory risk and a shortened approval process, however, due to new patent protection and branding, they are generally marketed as high-margin products.

     Our product development plan through our license agreement with Nostrum initially targets to be named 505(b)(2) candidates. Because these 505(b)(2) products will be proprietary (patents issued and pending), we believe we can potentially leverage some of these products into early revenue through development and marketing alliances with other pharmaceutical companies. We have not entered into any such alliances at this time, and can provide no assurances that we will be able to enter into development and marketing arrangements with other pharmaceutical companies on acceptable terms, or at all.

     In addition to early licensing, we intend to build our own marketing and sales force over the next several years. We also have a series of proprietary functional nutrition products under development, which could provide us with a revenue source prior to obtaining Food and Drug Administration (“FDA”) approval for our 505(b)(2) products. The Company also owns patented single entity compounds with multiple anti-inflammatory applications that have potential as ethical drugs via the NDA approval route. We currently anticipate that these will be developed on a longer-term basis, not having the priority, focus or budget of our 505(b)(2) candidates.

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Organizational Structure - Bionutrics is organized in three operating entities: LipoGenics, Inc., Bionutrics Health Products, Inc. and InCon Processing, LLC. These companies work cooperatively to develop, test, manufacture and market our technology and products.

LipoGenics is a technology development company. Drug development, testing, formulation, clinical trials and intellectual proprieties are managed within this group.

Bionutrics Health Products (“BHP”) is a product development, marketing and sales company. Functional nutrition product development, including product message, positioning, targeting and sales are managed by BHP.

InCon Processing is a 50% owned subsidiary that develops manufacturing systems based on molecular separation and concentration technology for pharmaceuticals and functional nutrition products. InCon has proprietary technology for the processing of ingredients under development by Bionutrics and used in its functional nutrition products.

HISTORICAL

     Bionutrics was founded to pioneer the discovery and development of biological active compounds having applications as both pharmaceutical and functional nutrition products. The Company believes that the newly emerging field of functional nutrition – the marriage of drugs and food – addresses health and prevention, and affords an early route to commercialization of proprietary active biologics. The Company’s technology development plan was to source these biologically active compounds from food commodity processing by-product streams, and develop these compounds as both pharmaceutical and proprietary functional nutrition products. Initial technology assets developed by the Company have potential applications in a number of large markets including cardiovascular disease, diabetes, and a host of auto-immune conditions.

     The Company’s efforts over the previous decade have positioned it with proprietary technology, compounds, processing methods, and products having application to worldwide markets of potential significance. Initial technology includes tocotrienol (a new form of vitamin-E) based products. The Company also licensed patent rights to a composition of niacin and dietary fiber for blood lipid modulation and an oxidative stress marker potentially usable to indicate oxidative stress, diabetes and cardiovascular health/disease. Bionutrics no longer holds these specific license rights.

     Bionutrics’ first cardiovascular product was a dietary supplement marketed under the brand name of evolvE®, and contained a tocotrienol based ingredient, Clearesterol™. evolvE® was launched in late fiscal 1997 in a national campaign targeting mass-market retail distribution, and was stocked in more than 42,000 stores, including virtually every drug store chain in the United States. Unfortunately (and unexpectedly), the Company found itself in the position of having insufficient capital to continue adequate promotion of the product on a national level. Unable to promote or support marketing and sales of evolvE®, the Company pulled back on evolvE® and focused on developing its proprietary technology and intellectual property through alliances and marketing partners (versus direct sales to consumers). Accordingly, evolvE® is not presently viewed as a significant part of the Company’s product future.

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     As mentioned above, Bionutrics has operated through three primary subsidiaries: LipoGenics, Inc., Bionutrics Health Products, Inc., and InCon Technologies Inc. LipoGenics served as Bionutrics’ product research arm with its efforts expended in discovery and development of active compounds for both drugs and functional nutrition. All scientific product development, clinical testing and supporting documentation and reports were administered through LipoGenics. Bionutrics Health Products functioned as the product formulation, market research and product positioning group charged with delivery of new functional nutrition products to marketing partners. InCon Processing provided systems engineering and design, and final stage manufacturing for compound concentration/purification and ingredient processing. InCon Technologies was merged in June 1999 into a new limited liability company, InCon Processing, LLC, in which Bionutrics had a 50% ownership together with ACH, a subsidiary of ABF North America Corp. During the past year, ACH sold its interest in InCon Processing, LLC to Asia Pacific Investment Holdings Limited, a private company operating out of Singapore. Bionutrics also has three inactive subsidiaries, Nutrition Technology Corporation, InCon International Ltd., and Cosmedics, Inc. All of Bionutrics’ subsidiaries are organized in Delaware except Nutrition Technology Corporation, which is organized in Nevada, and InCon International Ltd., which is organized in the British Virgin Islands.

Patents and Trademarks

     Bionutrics has developed technology and has received 10 issued U.S. patents and has several pending U.S. patent applications (with numerous foreign counterparts) covering novel tocotrienols and tocotrienol-like compounds, methods for their use, compositions containing those compounds and production processes in the area of tocotrienols. Furthermore, the Company acquired one U.S. patent with four corresponding foreign patent applications claiming methods for promoting weight and fat loss.

     Bionutrics’ first U.S. patent, obtained through its R&D subsidiary LipoGenics (U.S. patent 5,591,772) was issued in January 1997. This patent, through composition of matter claims, secures protection for several novel vitamin-E like compounds discovered by the Company and via method and process claims, protects methods for using and processes for producing those compounds. The patent may also serve to protect tocotrienol based dietary supplements similar to Bionutrics’ evolvE® brand. A second U.S. patent was issued in October 1998 (U.S. patent 5,821,264) with claims that parallel those of the January 1997 patent but refer to a broader and more generic class of compounds.

     The Company has also been successful in obtaining patent protection for its unique tocotrienol processing technology. In June 1999, Bionutrics received a U.S. patent directed to specific tocotrienol/tocopherol production processes (U.S. patent 5,908,940). In March 2001, the Company was awarded a U.S. patent for tocotrienol-rich fractions produced using its proprietary tocotrienol/tocopherol production process (U.S. patent 6,204,290).

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     Bionutrics continued to enhance its portfolio of patents covering the use of tocotrienols to treat and prevent a wide range of disorders and conditions. In July 1999, a broad U.S. patent was issued to us for methods to treat and prevent cancer using tocotrienols (U.S. patent 5,919,818). This patent contains method claims directed to the known, naturally occurring tocotrienols (such as a-tocotrienol and g-tocotrienol), as well as Bionutrics’ novel proprietary tocotrienols and other vitamin-E like compounds. The Company was awarded a similarly broad U.S. patent in May 2001, claiming the use of tocotrienols to treat inflammatory conditions (U.S. patent 6,239,171). In November 2000, Bionutrics received another patent (U.S. patent 6,143,770) for a composition comprising tocotrienol, or a mixture thereof, and nicotinic acid. This technology has application to cardiovascular health and diabetes and related disorders. Additional U.S. and foreign patent applications that focus on other diseases and conditions are pending.

Nostrum Pharmaceuticals

     We believe the alliance of Bionutrics and Nostrum through our licensing agreement is formed on a technical foundation provided by Nostrum and the product selection, clinical development and marketing in commercialization of that foundation by Bionutrics. It is intended that our infrastructure will execute the commercialization plan for Nostrum’s technology platforms relating to branded products. Nostrum is a specialty pharmaceutical company engaged in formulation and development of orally-administered branded and generic drugs utilizing its proprietary drug delivery technologies. Nostrum’s technology involves a variety of methods for producing improved pharmacokinetics, safety, “food effect”, availability, side-effect profile and general friendliness of previously approved drugs. We believe that pharmaceutical companies are increasingly utilizing controlled-release drug delivery technologies to improve therapy.

     Controlled-release drug delivery technologies are employed by the pharmaceutical industry to generally provide more consistent and appropriate drug levels in the bloodstream than is achieved with immediate-release dosage forms. Nostrum, while incorporating controlled-release technologies, has developed (and is developing) several distinct and complementing proprietary drug delivery methods intended to create “patient-friendly” product specific technology extending beyond controlled-release uses. This technology is protected in an expanding series of patents and patent applications covering methods of use and compositions of matter.

     Nostrum’s current patents cover Controlled Release Matrix Formulation, Controlled Release Tablet Formulation, Carrier for Controlled Release matrix, Controlled Release Coating and a Method for Improved Dissolution. Employing its proprietary technology, Nostrum has over 30 drugs under development. Nostrum has previously entered into collaborative development agreements with four major pharmaceutical companies for the development of sixteen generic drugs using its proprietary technology.

     We issued Nostrum six million shares of common stock in a private placement as payment for the technology and products made available to us under the license agreement. There is no additional compensation due to Nostrum for the technology licensed to Bionutrics under the license agreement.

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     Nostrum may, upon written notice to us, terminate the license agreement or any project(s) and product(s) thereunder in the event that any of the following conditions are not satisfied on or before October 14, 2004: (i) all notes or other indebtedness of the Company that is convertible into Common Stock shall have been paid in full or converted; (ii) we shall have no indebtedness that is secured by our property; (iii) we shall have obtained lock-up agreements from the holders of at least 13,500,000 shares of Common Stock agreeing not to sell shares of Common Stock in the public market for a period of 18 months (whereby no shares may be sold for the first nine months and a limited number of shares may be sold for the next nine months); and (iv) we shall have raised gross proceeds of at least $1,000,000 in a private placement of our equity securities. There is no assurance that we can or will meet any or all of these conditions. In the event Nostrum terminates the license agreement, Nostrum would be required to immediately return the six million shares of Common Stock it received and Bionutrics would have no further rights to the technology or products licensed thereunder. There is also no assurance that if the Company meets these conditions, that any of the 505(b)(2) candidates it receives from Nostrum will successfully complete clinical trials, will receive FDA approval for distribution or will be successfully marketed or sub-licensed to a third party and generate revenue for Bionutrics. There is no assurance the Company will be able to locate or hire the competent staff necessary to undertake development of the 505(b)(2) candidates, apply for and receive FDA approval for distribution, or undertake the launch and marketing of these products to produce revenue and insure future solvency of the Company. Furthermore development of the 505(b)(2) candidates by the Company will require us to raise substantial capital during over the next several years and there is no assurance that such funding will be available and if it is, it may result in significant future issuance of the Company’s stock and a corresponding dilution of the current shareholders.

Enem of Bombay

     Enem Nostrum Remedies Pvt. Ltd. (“Enem”) is an Indian affiliate of Nostrum located in Bombay, India. We believe the research facilities of Enem are state of the art, staffed with 40 researchers and supplied with technically advanced analytical and testing equipment. The facility is led by Dr. Kavita Inamdar overseeing Enem’s day-to-day R&D operations and coordinates with Nostrum’s R&D initiatives in the U.S. Dr. Inamdar has been serving Enem as Vice President since inception. Dr. Inamdar received her Ph.D. from S.N.D.T. University, Mumbai, India in 1996.

     We believe that Enem provides us, through our license agreement with Nostrum, with lower cost solutions for highly qualified personnel and research conducted. We feel the low-cost structure will provide us with competitive advantages and will allow the Company to accelerate its research and development program, undertaking simultaneous development projects with a relatively modest R&D budget.

     Bionutrics intends to use Nostrum’s formulation technology as a foundation for the development and commercialization of proprietary drug and functional nutrition products. Its model calls for a rapid development of products and push to market. The early focus as its core business will be development of 505(b)(2) drugs. The Company believes it has four 505(b)(2) candidates, and that such potential candidates will supply it with new drug applications for the next several years. While we believe it will have less of an impact on our future revenues, but may provide more current cash flow, the Company will exploit some of its patented technology in the development of functional nutrition products via marketing alliances.

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     Bionutrics intends to invest its resources primarily in the development of 505(b)(2) drug products. We believe the 505(b)(2) applications afford a unique combination of relatively high return and low risk. With the 505(b)(2) application process, we believe novel compositions or uses of known “off-patent” pharmaceutical entities novelly formulated, have a relatively low development cost, low regulatory risk and a shortened approval process, but because of new patent protection and branding, they are positioned as high-margin products.

     We can provide no assurances that we will be able to successfully develop and market any 505(b)(2) products or in otherwise implementing our business model. If we are unable to implement our business model or if we are unable to obtain sufficient working capital, our business, financial condition or results of operations could be seriously harmed.

New Capital

     On August 2, 2004, we issued and sold 1,000,000 shares of Common Stock in a private placement to Asia Pacific Investment Holdings Limited, the current owner of a 50% interest in InCon Technologies, LLC (as described above, we also own a 50% interest in this company), for an aggregate purchase price of $1,000,000. We intend to use the proceeds from this financing for legal, audit and other expenses related to the Company’s becoming current in its reporting requirements, to file delinquent tax returns and general corporate and working capital purposes.

Facilities

     The Company currently leases its principal executive offices consisting of approximately 220 square feet, in Phoenix, Arizona under a six-month lease agreement that expires on January 31, 2005, with monthly payments of $2,249. InCon Processing leases 30,000 square feet under a 10-year lease agreement, with monthly payments of $15,408. This lease expires on July 31, 2007.

Directors and Executive Officers

     The following table sets forth certain information regarding Bionutrics’ directors and executive officers:

Name	Age	Position

Ronald H. Lane, Ph.D.	59	Chairman of the Board, Chief Executive Officer,
		President, Secretary and Treasurer
John R. Palmer	61	Chief Executive Officer, InCon Processing, LLC,
		Chairman and Chief Executive Officer, InCon
		Technologies Inc. and InCon International Ltd.
Richard M. Feldheim(1)(2)	63	Director
William M. McCormick(2)	63	Director
Nirmal Mulye, Ph.D(1)	38	Director

(1)     Member of the Compensation Committee
(2)     Member of the Audit Committee

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     Ronald Howard Lane, Ph.D., has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1994 and its predecessor, NutraGenics (Delaware), since April 1994 and served as Chief Executive Officer and President of LipoGenics from July 1992 to October 1997. Dr. Lane is responsible for directing Bionutrics’ corporate development and growth. He received a Ph.D. and post-doctorate NIH fellowship from the University of Wisconsin (Madison) in Neurophysiology. Dr. Lane spearheaded development of the technology at LipoGenics. He was employed previously with Norcap Financial Corporation, The National Western Group, Inc. (an investment company), and Taylor Pearson Corporation.

     John R. Palmer has served as Chief Executive Officer of InCon Processing, LLC since June 1999. He has served as Chief Executive Officer of InCon Technologies, Inc. since October 1997, its Chairman since March 1998, and served as its President from October 1997 until February 1998. Mr. Palmer was Chief Executive Officer and an owner of InCon Technologies at the time of the acquisition. Prior to organizing InCon Technologies in 1990, he was employed at E.I. DuPont for 22 years in various technical and management jobs. Mr. Palmer graduated from Cornell University in 1966 with a masters degree in chemical engineering and marketing.

     Richard M. Feldheim has been a member of the board of directors since October 1995. He served as a director, Secretary and Chief Financial Officer of LipoGenics from July 1992 until October 1996. Mr. Feldheim has served as Chairman and Co-Chief Executive Officer of Abby’s, a restaurant chain in Oregon, since 1991. He was in private practice as a lawyer prior thereto, has previously been employed with Goldman Sachs & Co.; Donaldson, Lufkin & Jenrette; J. Aron Company; and Price Waterhouse, and was President of Norcap Financial Corporation. Mr. Feldheim received a B.S., B.A., a Master’s Degree in Accounting, and a J.D. from the University of Arizona, as well as an LL.M. in Taxation from New York University. He is a Certified Public Accountant.

     William M. McCormick has been a member of the board of directors since May 1996, and he currently serves as Chairman of the Executive Advisory Board, Inverness Management, LLC. Mr. McCormick was President and Chief Executive Officer of PennCorp Financial Group, Inc., a NYSE company, from 1990 to 1995 and was a director from 1990 until 1997. Prior thereto, Mr. McCormick was employed by the American Express Company. His titles ranged from Senior Vice President Finance, Systems & Operations of the American Express International Banking Corporation to President of American Express’ Travel Related Services Company. Mr. McCormick then spent five years as Chairman and CEO of Fireman’s Fund Insurance. After graduating from Yale, Mr. McCormick spent his early years in investment banking and management consulting with Donaldson, Lufkin & Jenrette and McKinsey & Company, Inc., respectively.

     Nirmal Mulye received a B.S. in Pharmacy from Bombay University and Ph.D. from Temple University, Philadelphia. Dr. Mulye is the founder and President of Nostrum Pharmaceuticals, Inc. of Princeton, New Jersey. Nostrum Pharmaceuticals is a developer of pharmaceutical formulation technologies and related proprietary products. Previously employed by Forest Laboratories and AL Pharma, Dr. Mulye is the inventor of numerous patented technologies owned by Nostrum Pharmaceuticals.

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NOTES ABOUT FORWARD-LOOKING STATEMENTS

Statements contained in this Current Report which are not historical facts, may be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment.

The Registrant cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01

(c) Exhibits

10.1     Product Development and License Agreement dated June 16, 2004, by and between the Company and Nostrum Pharmaceuticals, Inc.

10.2     Stock Purchase Agreement dated June 16, 2004, by and between the Company and Nostrum Pharmaceuticals, Inc.

10.3     Stock Purchase Agreement dated August 2, 2004, by and between the Company and Asia Pacific Investment Holdings Limited.

99.1     Balance Sheet and Income Statement of the Company for the years ended October 31, 2002 and October 31, 2003. These financial statements have been prepared by the Company, but have not been reviewed or audited by the Company’s independent auditors and should not be unduly relied upon.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2004	Bionutrics, Inc.

By: /s/ Ronald Howard Lane
Name: Ronald Howard Lane
Title: President and Chief Executive Officer

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